UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors;
Appointment of Officers; Compensatory Arrangements of Certain Officers

On July 31, 2012, the Board of Directors (the “Board”) of Southwest Gas Corporation (the “Company”) elected Jeffrey W. Shaw, the Company’s Chief Executive Officer, as President of the Company. Mr. Shaw will continue to serve as President and Chief Executive Officer of the Company and as a member of the Board.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 31, 2012, the Board approved the amendment and restatement of the Company’s Bylaws (as amended and restated, the “Bylaws”).   The amendment, which was effective immediately upon approval, implemented a change to Section 3 of Article III of the Bylaws.  Prior to the amendment, the Bylaws allowed shareholders to make nominations of individuals to be elected to the Board 20 days prior to the anniversary of the date that the prior year’s annual meeting was held.  The amended provision requires that the Company receive notice of any such nominations from shareholders at least 120 days before the anniversary of the date of the proxy statement for the prior year’s annual meeting.  The foregoing summary is qualified by reference to the Bylaws, which are filed with this Form 8-K as Exhibit 3(ii).

Item 9.01         Financial Statements and Exhibits.

Exhibit
No.	Description

3(ii)	Amended Bylaws of Southwest Gas Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: August 2, 2012
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

3(ii)	Amended Bylaws of Southwest Gas Corporation